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                                                                    Exhibit 21.1




              Subsidiaries of Charles River Associates Incorporated
              -----------------------------------------------------


     Name of Organization                            Jurisdiction
     --------------------                            ------------
     CRA Security Corporation                        Massachusetts
     Charles River Associates Canada Ltd.            Ontario
     NeuCo LLC                                       Massachusetts